REVOLVING PROMISSORY NOTE

$800,000	April 8, 2010

FOR VALUE RECEIVED, and intending to be legally bound, Boomerang Systems, Inc, a Delaware corporation ("Maker"), promises to pay to Gail Mulvihill, an individual ("Payee"), in lawful money of the United States of America, the principal sum of (i) Eight Hundred Thousand Dollars ($800,000) or (ii) if less, the aggregate principal amount of all outstanding loans (the "Loans") from Payee to Maker hereunder.  Amounts may be repaid and reborrowed hereunder from time to time through and including the Repayment Date (defined below).  Upon request of Maker, Payee shall make Loans to Maker under this note (the "Note") up to an aggregate amount of $800,000 (the "Credit Limit") provided no Event of Default (as hereinafter defined) shall have occurred and be continuing.  The above request shall be made at least three (3) business days prior to the date of remittance of such loan and shall specify the amount of the Loan and the date of maturity, if different from the Repayment Date.

The principal amount of all Loans outstanding hereunder shall bear interest, together with interest in arrears on the unpaid principal balance, at an annual rate equal to Six Percent (6%)

"Interest Period" means (i) initially, the period commencing on the date hereof and ending on the last day of the month, and (ii) thereafter, each period commencing on the first day of the month and ending on the last day of the month.

1.             Payments.

1.1           Principal and Interest.  The principal amount and interest on the unpaid principal balance of this Note shall be due and payable on DEMAND (the "Repayment Date"), unless extended in accordance with the below paragraph.  Interest shall be calculated on the basis of a year of 365 days and charged for the actual number of days elapsed excluding the date of repayment.  In the event that, and for so long as, any Event of Default (as hereinafter defined) shall have occurred and be continuing, the outstanding principal amount of this Note and, to the extent permitted by law, overdue interest in respect of this Note, shall bear interest at a rate per annum equal to the then applicable rate of interest plus 10% per annum.

1.2           Manner of Payment.  All payments of principal and interest on this Note shall be made by wire transfer of immediately available funds to the Payee’s account designated in writing to Maker for such purpose. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be included in the period of time used for purposes of calculating the amount of interest payable under this Note.  "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of New Jersey and which is also a day for trading by and between banks in United States Dollar deposits in the London interbank market.

1.3           Prepayment.  Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid, calculated as of the date of such prepayment.

1.4           Quarterly Statements.  On the 1st of the month following each calendar quarter (beginning on July 1, 2010), the Payee shall furnish to Maker a statement of the outstanding principal amount of Loans and interest on such Loans accruing during the quarterly period.  In the event Maker fails to pay the interest amount, or any portion thereof, listed on the statement amount by the 15th of the month, or the next business day, the outstanding interest shall be added to the outstanding principal amount of the Loans and interest charged thereon in accordance with the terms hereof.

2.             Defaults.

2.1           Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default hereunder ("Event of Default"):

(a)           If Maker shall fail to pay within 5 days of DEMAND for repayment, the principal of or any interest on this Note.

(b)           If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against Maker, in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of Maker's; or (v) admit in writing Maker's inability to pay Maker's, debts as they become due;

(c)           If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 30 days.

2.2           Notice by Maker.  Maker shall notify Payee in writing promptly of the occurrence of any Event of Default of which Maker receives notice.

2.3           Remedies.  Upon the occurrence of an Event of Default specified in Section 2.1(b) or (c) hereof, the principal of this Note, together with all unpaid interest and all other amounts payable hereunder, shall become due and payable forthwith, without presentment, demand, notice, protest or other requirement of any kind, all of which are expressly waived by Maker.  Upon the occurrence of an Event of Default under Section 2.1(a), the principal of this Note, together with all unpaid interest and all other amounts payable hereunder, shall become payable at the Payee's election.  Payee may exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note.  Maker shall pay all reasonable costs and expenses of collection incurred by or on behalf of Payee as a result of an Event of Default including, without limitation, reasonable attorneys' fees.

3.             Miscellaneous.

3.1           Waiver.  The rights and remedies of Payee under this Note shall be cumulative and not alternative.  No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee.  No failure to exercise, delay in exercising, or single or partial exercise of any right or remedy by Payee, and no course of dealing between Maker and Payee, shall constitute a waiver of, or shall preclude any other or further exercise of the same right or remedy.  Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

3.2           Notices.  Any notice required or permitted to be given hereunder shall be given to:

Payee
Gail Mulvihill
c/o 3621 Route 94
Hamburg, NJ 07419

Maker
Boomerang Systems, Inc
355 Madison Avenue
Morristown, NJ 07960

3.3           Severability.  If any provision in this Note is construed to be invalid, illegal or unenforceable, then the remaining provisions shall not in any way be affected thereby and shall be enforced without regard thereto.

3.4           Governing Law; Waiver of Trial by Jury.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW JERSEY AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW JERSEY.  THE MAKER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW JERSEY STATE COURTS IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS NOTE OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  THE MAKER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER  APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  MAKER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO MAKER AT ITS NOTICE ADDRESS SET FORTH IN SECTION 3.2 HEREIN.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF PAYEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE AGAINST MAKER IN ANY OTHER JURISDICTION.

THE RIGHT TO TRIAL BY JURY IS HEREBY WAIVED BY MAKER AND PAYEE.

3.5           Parties in Interest.  This Note shall bind Maker and its successors and assigns.  This Note may be assigned or transferred by Payee without the consent of Maker.

3.6           Section Headings.  The section and subsection headings in this Note are for convenience of reference only, do not constitute a part of this Note, and shall not affect its interpretation.

3.7           References.  All words used in this Note shall be construed to be of such number and gender as the context requires or permits.  Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first stated above.

BOOMERANG SYSTEMS, INC

By:
Name: Joseph R. Bellatoni
Title: CFO